EX-99.B-77Q1

Ivy Funds

Supplement dated December 3, 2012 to the

Ivy Funds Prospectus

dated July 31, 2012

and as supplemented September 12, 2012

The following replaces the Annual Fund Operating Expenses table and footnotes in the “Fees and Expenses” section on page 71 for Ivy Cundill Global Value Fund:

Annual Fund Operating Expenses (expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class E	Class I	Class Y

Management Fees	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.25%	0.00%	0.25%
Other Expenses	0.61%	0.81%	0.42%	1.11%	0.27%	0.29%
Total Annual Fund Operating Expenses	1.86%	2.81%	2.42%	2.36%	1.27%	1.54%
Fee Waiver and/or Expense Reimbursement[2,3,4]	0.14%	0.14%	0.14%	0.77%	0.14%	0.14%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.72%	2.67%	2.28%	1.59%	1.13%	1.40%

[1]

For Class A shares, a 1% contingent deferred sales charge (CDSC) is only imposed on Class A shares that were purchased at net asset value (NAV) for $1 million or more that are subsequently redeemed within 12 months of purchase. For Class B shares, the CDSC declines from 5% for redemptions within the first year of purchase, to 4% for redemptions within the second year, to 3% for redemptions within the third and fourth years, to 2% for redemptions within the fifth year, to 1% for redemptions within the sixth year and to 0% for redemptions after the sixth year. For Class C shares, a 1% CDSC applies to redemptions within 12 months of purchase.

[2]

Through July 31, 2014, Ivy Investment Management Company (IICO), the Fund’s investment manager, has contractually agreed to reduce the management fee paid by the Fund by an annual rate of 0.14% of average daily net assets. Prior to that date, the reduction may not be terminated by IICO or the Board of Trustees.

[3]

Through July 31, 2013, IICO, Ivy Funds Distributor, Inc. (IFDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the expenses for Class A shares at 1.90% and Class E shares at 1.59%. Prior to that date, the expense limitation may not be terminated by IICO, IFDI, WISC or the Board of Trustees.

[4]

Through July 31, 2013, to the extent that the total annual fund operating expenses of the Class Y shares exceeds the total annual fund operating expenses of the Class A shares, IFDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual fund operating expenses of the Class Y shares do not exceed the total annual fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IFDI, WISC or the Board of Trustees.

*****

The following replaces the “Example” section on pages 71-72 for Ivy Cundill Global Value Fund:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same taking into account that expenses were reduced for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$740	$1,113	$1,511	$2,619
Class B Shares	670	1,158	1,572	2,901
Class C Shares	231	741	1,278	2,746
Class E Shares	747	1,260	1,797	3,261
Class I Shares	115	389	684	1,522
Class Y Shares	143	473	826	1,823

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$740	$1,113	$1,511	$2,619
Class B Shares	270	858	1,472	2,901
Class C Shares	231	741	1,278	2,746
Class E Shares	747	1,260	1,797	3,261
Class I Shares	115	389	684	1,522
Class Y Shares	143	473	826	1,823

*****

The following replaces the Annual Fund Operating Expenses table and footnotes in the “Fees and Expenses” section on page 136 for Ivy Real Estate Securities Fund:

Annual Fund Operating Expenses (expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class E	Class I	Class R	Class Y

Management Fees	0.90%	0.90%	0.90%	0.90%	0.90%	0.90%	0.90%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.25%	0.00%	0.50%	0.25%
Other Expenses	0.58%	0.99%	0.59%	1.21%	0.25%	0.34%	0.24%
Total Annual Fund Operating Expenses	1.73%	2.89%	2.49%	2.36%	1.15%	1.74%	1.39%
Fee Waiver and/or Expense Reimbursement[2,3,4]	0.10%	0.10%	0.10%	0.69%	0.10%	0.10%	0.10%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.63%	2.79%	2.39%	1.67%	1.05%	1.64%	1.29%

[1]

For Class A shares, a 1% contingent deferred sales charge (CDSC) is only imposed on Class A shares that were purchased at net asset value (NAV) for $1 million or more that are subsequently redeemed within 12 months of purchase. For Class B shares, the CDSC declines from 5% for redemptions within the first year of purchase, to 4% for redemptions within the second year, to 3% for redemptions within the third and fourth years, to 2% for redemptions within the fifth year, to 1% for redemptions within the sixth year and to 0% for redemptions after the sixth year. For Class C shares, a 1% CDSC applies to redemptions within 12 months of purchase.

[2]

Through July 31, 2014, Ivy Investment Management Company (IICO), the Fund’s investment manager, has contractually agreed to reduce the management fee paid by the Fund by an annual rate of 0.10% of average daily net assets. Prior to that date, the reduction may not be terminated by IICO or the Board of Trustees.

[3]

Through July 31, 2013, IICO, Ivy Funds Distributor, Inc. (IFDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the expenses for Class E shares at 1.67%. Prior to that date, the expense limitation may not be terminated by IICO, IFDI, WISC or the Board of Trustees.

[4]

Through July 31, 2013, to the extent that the total annual fund operating expenses of the Class Y shares exceeds the total annual fund operating expenses of the Class A shares, IFDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual fund operating expenses of the Class Y shares do not exceed the total annual fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IFDI, WISC or the Board of Trustees.

*****

The following replaces the “Example” section on pages 136-137 for Ivy Real Estate Securities Fund:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same taking into account that expenses were reduced for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$731	$1,079	$1,451	$2,491
Class B Shares	682	1,185	1,614	2,931
Class C Shares	242	766	1,317	2,818
Class E Shares	755	1,267	1,804	3,266
Class I Shares	107	355	623	1,389
Class R Shares	167	538	934	2,043
Class Y Shares	131	430	751	1,660

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$731	$1,079	$1,451	$2,491
Class B Shares	282	885	1,514	2,931
Class C Shares	242	766	1,317	2,818
Class E Shares	755	1,267	1,804	3,266
Class I Shares	107	355	623	1,389
Class R Shares	167	538	934	2,043
Class Y Shares	131	430	751	1,660

Ivy Funds

Supplement dated December 13, 2012 to the

Ivy Funds Statement of Additional Information

dated July 31, 2012

and as supplemented September 12, 2012

The table in the “Investment Advisory and Other Services – The Management Agreement – Investment Subadvisers – Advantus Capital Management, Inc.” section on page 79 is deleted and replaced with the following:

Fund Name	Fee Payable to Advantus Capital as a Percentage of the Fund’s Average Net Assets
Ivy Bond Fund	0.263%
Ivy Real Estate Securities Fund	0.480%[1]

[1]	Through July 31, 2014, Advantus Capital Management, Inc. has contractually agreed to reduce the subadvisory fee paid by IICO by an annual rate of 0.05% of average daily net assets.

*****

The table in the “Investment Advisory and Other Services – The Management Agreement – Investment Subadvisers – Mackenzie Financial Corporation” section on page 80 is deleted and replaced with the following:

	Fee Payable to Mackenzie as a Percentage of the Fund’s Average Net Assets
Fund Name	Fund Assets	Fee[1]
Ivy Cundill Global Value Fund	up to $500 million	0.500%
	over $500 million to $1 billion	0.425%
	over $1 billion to $2 billion	0.415%
	over $2 billion to $3 billion	0.400%
	over $3 billion	0.380%

[1]	Through July 31, 2014, Mackenzie Financial Corporation has contractually agreed to reduce the subadvisory fee paid by IICO by an annual rate of 0.07% of average daily net assets.

*****

The following is added after the last paragraph on page 92:

Through July 31, 2014, IICO has contractually agreed to reduce the management fee paid by Ivy Real Estate Securities Fund by an annual rate of 0.10% of average daily net assets.

Through July 31, 2014, IICO has contractually agreed to reduce the management fee paid by Ivy Cundill Global Value Fund by an annual rate of 0.14% of average daily net assets.

Ivy Funds

Supplement dated January 2, 2013 to the

Ivy Funds Statement of Additional Information

dated July 31, 2012

and as supplemented September 12, 2012 and December 13, 2012

Effective January 2, 2013, Legend Equities Corporation (Legend) no longer is an affiliate of Ivy Funds Distributor, Inc.

Ivy Funds

Supplement dated January 11, 2013 to the

Ivy Funds Prospectus

dated July 31, 2012

and as supplemented September 12, 2012, December 3, 2012, January 2, 2013 and January 7, 2013

The following replaces the Annual Fund Operating Expenses table and footnotes in the “Fees and Expenses” section on page 3 for Ivy Core Equity Fund:

Annual Fund Operating Expenses (expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class E	Class I	Class Y

Management Fees	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.25%	0.00%	0.25%
Other Expenses	0.35%	0.66%	0.38%	0.77%	0.24%	0.25%
Total Annual Fund Operating Expenses	1.30%	2.36%	2.08%	1.72%	0.94%	1.20%
Fee Waiver and/or Expense Reimbursement[2,3,4]	0.15%	0.00%	0.00%	0.37%	0.10%	0.36%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.15%	2.36%	2.08%	1.35%	0.84%	0.84%

[1]

For Class A shares, a 1% contingent deferred sales charge (CDSC) is only imposed on Class A shares that were purchased at net asset value (NAV) for $1 million or more that are subsequently redeemed within 12 months of purchase. For Class B shares, the CDSC declines from 5% for redemptions within the first year of purchase, to 4% for redemptions within the second year, to 3% for redemptions within the third and fourth years, to 2% for redemptions within the fifth year, to 1% for redemptions within the sixth year and to 0% for redemptions after the sixth year. For Class C shares, a 1% CDSC applies to redemptions within 12 months of purchase.

[2]

Through July 31, 2013, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Funds Distributor, Inc. (IFDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the expenses for Class E shares at 1.35%. Prior to that date, the expense limitation may not be terminated by IICO, IFDI, WISC or the Board of Trustees.

[3]

Through July 31, 2013, to the extent that the total annual fund operating expenses of the Class Y shares exceeds the total annual fund operating expenses of the Class A shares, IFDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual fund operating expenses of the Class Y shares do not exceed the total annual fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IFDI, WISC or the Board of Trustees.

[4]

Through July 31, 2014, IICO, IFDI, and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the expenses as follows: Class A shares at 1.15%, Class B shares at 2.40%, Class C shares at 2.13%, Class I shares at 0.84% and Class Y shares at 0.84%. Prior to that date, the expense limitation may not be terminated by IICO, IFDI, WISC or the Board of Trustees.

*****

The following replaces the “Example” section on pages 3-4 for Ivy Core Equity Fund:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the periods indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$685	$949	$1,233	$2,040
Class B Shares	639	1,036	1,360	2,432
Class C Shares	211	652	1,119	2,410
Class E Shares	725	1,100	1,511	2,650
Class I Shares	86	290	510	1,146
Class Y Shares	86	345	625	1,423

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$685	$949	$1,233	$2,040
Class B Shares	239	736	1,260	2,432
Class C Shares	211	652	1,119	2,410
Class E Shares	725	1,100	1,511	2,650
Class I Shares	86	290	510	1,146
Class Y Shares	86	345	625	1,423

Ivy Funds

Supplement dated January 11, 2013 to the

Ivy Funds Statement of Additional Information

dated July 31, 2012

and as supplemented September 12, 2012, December 13, 2012, and January 2, 2013

The following is added on page 91:

Through July 31, 2014, IICO, IFDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 and/or shareholder servicing fees to cap expenses for Ivy Core Equity Fund as follows: Class A shares at 1.15%; Class B shares at 2.40%; Class C shares at 2.13%; Class I shares 0.84% and Class Y shares at 0.84%.

Ivy Funds

Supplement dated January 18, 2013 to the

Ivy Funds Prospectus

dated July 31, 2012

and as supplemented September 12, 2012, December 3, 2012, January 2, 2013, January 7, 2013 and January 11, 2013

The following replaces the second and third sentences of the “Portfolio Managers” section on page 19 for Ivy Micro Cap Growth Fund:

The WSA Investment Team consists of William Jeffery III, President and Chief Investment Officer of WSA, Kenneth F. McCain, Executive Vice President of WSA, Paul J. Ariano, Senior Vice President of WSA, Paul K. LeCoq, Senior Vice President of WSA, Luke A. Jacobson, Vice President of WSA, and Alexis C. Waadt, Vice President of WSA. They have each co-managed the Fund since its inception in February 2009, except for Mr. Jacobson who became a co-manager in January 2012 and Ms. Waadt who became a co-manager in January 2013.

*****

The following replaces the paragraph of the “The Management of the Funds – Portfolio Management” section on page 187 for Ivy Micro Cap Growth Fund:

Ivy Micro Cap Growth Fund: The WSA Investment Team is primarily responsible for the day-to-day management of Ivy Micro Cap Growth Fund. The WSA Investment Team consists of William Jeffery III, Kenneth F. McCain, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt. They have held their responsibilities for the Fund since its inception, except for Mr. Jacobson who became a co-manager in January 2012 and Ms. Waadt who became a co-manager in January 2013. Messrs. Jeffery and McCain are the Founding Principals of Wall Street Associates, and have worked together managing smaller capitalization growth equities for 33 years. Mr. Jeffery earned both a BA in Finance and an MBA from the University of Michigan. Mr. McCain earned a BA in Political Science and an MBA in Finance from the San Diego State University. Messrs. Ariano and LeCoq each assumed their management responsibilities within the WSA Investment Team in January 2005, when they began co-managing, together with Messrs. Jeffery and McCain, another fund, Ivy Funds VIP Micro Cap Growth, a fund whose investment manager is WRIMCO, an affiliate of IICO. Mr. Ariano joined the firm in 1995 as an analyst and has been co-managing portfolios with Mr. Jeffery for the last several years. Mr. Ariano earned a BBA, Business Administration from the University of San Diego, and an MS in Finance from San Diego State University. Mr. Ariano is a CFA Charter holder. Mr. LeCoq joined the firm in 1999. He earned a BA in Economics from Pacific Lutheran University and an MBA in Finance from the University of Chicago. Mr. Jacobson became a co-manager for the Fund in January 2012. He joined the firm in 2004. Mr. Jacobson earned a BS in Finance from the University of Missouri and is a CFA Charter Holder. Ms. Waadt joined the firm in February 1997. She earned a BA in Economics from the University of California, San Diego and an MBA in Finance at San Diego State University.

Ivy Funds

Supplement dated January 18, 2013 to the

Ivy Funds Statement of Additional Information

dated July 31, 2012

and as supplemented September 12, 2012, December 13, 2012, January 2, 2013 and January 11, 2013

The following is added to the section entitled “Portfolio Managers – Portfolio Managers employed by Wall Street Associates, LLC” that begins on page 105:

The following provides information relating to the following co-portfolio manager of Ivy Micro Cap Growth Fund as of December 31, 2012.

Alexis C. Waadt*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	0	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$0	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Ms. Waadt assumed co-management responsibilities for Ivy Micro Cap Growth Fund in January 2013.

*****

The following is added to the section entitled “Portfolio Managers – Portfolio Managers employed by Wall Street Associates, LLC – Ownership of Securities” on page 108 for Ivy Micro Cap Growth Fund:

Ownership of Securities

As of December 31, 2012, the dollar range of shares of the Fund beneficially owned by the following portfolio manager was:

Manager	Dollar Range of Shares Owned in Ivy Micro Cap Growth Fund	Dollar Range of Shares Owned in the Fund Complex
Alexis C. Waadt**	$0	$0

**	Ms. Waadt assumed co-management responsibilities of Ivy Micro Cap Growth Fund in January 2013.

Ivy Funds

Supplement dated January 18, 2013 to the

Ivy Funds Class R Shares Prospectus

dated December 18, 2012

The following replaces the second and third sentences of the “Portfolio Managers” section on page 11 for Ivy Micro Cap Growth Fund:

The WSA Investment Team consists of William Jeffery III, President and Chief Investment Officer of WSA, Kenneth F. McCain, Executive Vice President of WSA, Paul J. Ariano, Senior Vice President of WSA, Paul K. LeCoq, Senior Vice President of WSA, Luke A. Jacobson, Vice President of WSA, and Alexis C. Waadt, Vice President of WSA. They have each co-managed the Fund since its inception in February 2009, except for Mr. Jacobson who became a co-manager in January 2012 and Ms. Waadt who became a co-manager in January 2013.

*****

The following replaces the first and second paragraphs of the “The Management of the Funds – Portfolio Management” section on page 99 for Ivy Micro Cap Growth Fund:

Ivy Micro Cap Growth Fund: The WSA Investment Team is primarily responsible for the day-to-day management of Ivy Micro Cap Growth Fund. The WSA Investment Team consists of William Jeffery III, Kenneth F. McCain, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt. They have held their responsibilities for the Fund since its inception, except for Mr. Jacobson who became a co-manager in January 2012 and Ms. Waadt who became a co-manager in January 2013. Messrs. Jeffery and McCain are the Founding Principals of Wall Street Associates, and have worked together managing smaller capitalization growth equities for 33 years. Mr. Jeffery earned both a BA in Finance and an MBA from the University of Michigan. Mr. McCain earned a BA in Political Science and an MBA in Finance from the San Diego State University. Messrs. Ariano and LeCoq each assumed their management responsibilities within the WSA Investment Team in January 2005, when they began co-managing, together with Messrs. Jeffery and McCain, another fund, Ivy Funds VIP Micro Cap Growth, a fund whose investment manager is WRIMCO, an affiliate of IICO. Mr. Ariano joined the firm in 1995 as an analyst and has been co-managing portfolios with Mr. Jeffery for the last several years. Mr. Ariano earned a BBA, Business Administration from the University of San Diego, and an MS in Finance from San Diego State University. Mr. Ariano is a CFA Charter holder. Mr. LeCoq joined the firm in 1999. He earned a BA in Economics from Pacific Lutheran University and an MBA in Finance from the University of Chicago. Mr. Jacobson became a co-manager for the Fund in January 2012. He joined the firm in 2004. Mr. Jacobson earned a BS in Finance from the University of Missouri and is a CFA Charter Holder. Ms. Waadt joined the firm in February 1997. She earned a BA in Economics from the University of California, San Diego and an MBA in Finance at San Diego State University.

Ivy Funds

Supplement dated January 18, 2013 to the

Ivy Funds Class R Shares Statement of Additional Information

dated December 18, 2012

The following is added to the section entitled “Portfolio Managers – Portfolio Managers employed by Wall Street Associates, LLC” on page 82:

The following provides information relating to the following co-portfolio manager of Ivy Micro Cap Growth Fund as of December 31, 2012:

Alexis C. Waadt*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	0	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$0	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Ms. Waadt assumed co-management responsibilities of Ivy Micro Cap Growth Fund in January 2013.

*****

The following is added to the section entitled “Portfolio Managers – Portfolio Managers employed by Wall Street Associates, LLC – Ownership of Securities” on page 84 for Ivy Micro Cap Growth Fund:

Ownership of Securities

As of December 31, 2012, the dollar range of shares of the Fund beneficially owned by the following portfolio manager was:

Manager	Dollar Range of Shares Owned in Ivy Micro Cap Growth Fund	Dollar Range of Shares Owned in the Fund Complex
Alexis C. Waadt**	$0	$0

**	Ms. Waadt assumed co-management responsibilities of Ivy Micro Cap Growth Fund in January 2013.